Date: 22 October 2013

Our ref: 1243/296995/CTF

Armco Metals International Limited
(formerly known as Armco & Metawise (H.K.) Limited)
Room 808
Aetna Tower
107 Zunyi Road
Shanghai, China Postal Code 200051

Dear Sirs,

Banking Facilities: Armco Metals International Limited ("Borrower")

We, DBS Bank (Hong Kong) Limited ("**Bank**"), refer to our letter dated 6 August 2010 together with the "Terms and Conditions Governing Banking Facilities and Services" attached therein setting out the facilities made available to you as varied by our letter dated 21 December 2011 (collectively called "the Existing Facility Letter").

We are pleased to confirm that all the terms and conditions under the Existing Facility Letter shall remain unchanged except the following variations until further notice:

FACILITY LIMITS:

The Types of Facilities and Facility Limits as mentioned under the above heading of the Existing Facility Letter will be revised to read as follows:-

Type(s) of Facility	**Facility Limit(s)**
Back to Back Letter of Credit	USD20,000,000.-

PRICING AND CONDITIONS:

Only the pricing and conditions which are subject to revision are listed below, other terms and conditions corresponding to the respective Facilities mentioned under the above heading of the Existing Facility Letter remain unchanged:-

Back to Back Letter of Credit ("Back to Back L/C")	Validity: 6 months. Issue documentary sight L/C on back-to-back basis Conditions: 1) Master L/C from acceptable bank to be lodged with the Bank in advance. Terms and conditions of the master letter of credit must be acceptable to the Bank, must be strictly complied with and not varied or waived without the Bank's prior written consent. 2) Each import L/C to call for full set original on board Bill of Lading, issued "to order + blank endorsed by shipper", or consigned to order of Master L/C issuing bank.

DBS Bank (Hong Kong) Limited
Institutional Banking Group
16th Floor, The Center
99 Queen's Road Central
Central, Hong Kong

星展銀行(香港)有限公司
企業及機構銀行
香港中環
皇后大道中 99 號
中環中心 16 樓

Customer Service Hotline
客戶服務熱線 : 852.2290 8068
Facsimile : 852.2169 0350

www.dbs.com

	3) Usance master L/C tenor: maximum 90 days 4) Evidence of applicable cargo insurance cover. 5) Pre-approved insurance company include: - Ping An Property and Casualty Insurance Company of China Limited General Conditions 1) Charter Party Bill of Lading is acceptable, if allowed in Master L/C / sale contract. 2) A minimum gap of 10 days between the presentation / expiry dates of Master & import L/Cs to be observed. 3) The Bank has sole discretion to vary, amend and delete any terms and conditions of the import L/C application and to include any terms & conditions in the import L/C that the Bank sees fit to do so. 4) The Bank shall withhold all documents include original Bill of Lading presented and paid under the Import L/C, pending receipt from the Borrower of other required documents for drawing under the supporting Master L/C. 5) Deviation in sale terms (e.g. FOB purchase vs. CFR/CIF sale) is allowed, provided that it will not cause any discrepancy under Master L/C and switching Bill of Lading is not required.

The following conditions under this heading is no longer applicable:-

Notes:

(i) "control over goods / title documents" means: Any L/C issued by the Bank to call for full set original marine bills of lading "issued to order of the Bank" or "to order + blank endorsed by shipper", Charter party bill of lading is allowed if covered by Master L/C.

(ii) Bill of lading indicating any clause relating to "delivery of goods without surrender of original bill of lading" or similar wordings is not acceptable.

Pricing/Commission of Trade Facilities:	Interest Export sight L/C bill transit interest: 1.75% per annum over LIBOR or 1.75% per annum over Bank's Cost of Fund, whichever is higher, on the outstanding amount from drawdown until repayment in full, as conclusively calculated by the Bank. Export usance L/C bill transit interest: 2% per annum over LIBOR or 2% per annum over Bank's Cost of Fund, whichever is higher, on the outstanding amount from drawdown until repayment in full, as conclusively calculated by the Bank.

A review fee of USD1,000.- will be payable upon our receipt of your acceptance of this Letter.

Please signify your understanding and acceptance of this supplemental facility letter by signing and returning to us the duplicate copy of this letter with supporting resolutions for the attention of Mr Alex Wong ("Designated Relationship Manager"), within one month from the date of this letter, otherwise the offer in this letter will lapse at the discretion of the Bank.

We enclose a set of documents which should also be completed and returned to the Bank. If you have any queries, please contact our Designated Relationship Manager whose telephone number is 3668-5555.

We are pleased to be of service to you.

Signed for and on behalf of
DBS Bank (Hong Kong) Limited
by:

Authorised Signature

PL/mh
Encl.

We understand that this supplemental facility letter forms an integral part of the Existing Facility Letter, and we hereby confirm our understanding and acceptance of all the terms and conditions set out in this supplemental facility letter and our agreement to be bound by them.

Signed for and on behalf of
Armco Metals International Limited

Authorized signor(s)
Hong Kong Identification / Passport No:

Signature of Witness:

Name of Witness:

ENT/SVS/0435(09/08)